PartnerRe Ltd.
Executive Restricted Stock Unit Award Agreement

<Name>
<Date>

     This Award Agreement (the "Agreement") commences and is made effective as of <Date>, by and between PartnerRe Ltd. (the "Company"), and <Name> (the "Participant"), an employee of PartnerRe Group (PartnerRe Group is defined to include PartnerRe Ltd. and its affiliates and subsidiaries).

     WHEREAS, the Company desires to afford the Participant the opportunity to own common stock, $1.00 par value, of the Company ("Stock") pursuant to the PartnerRe Ltd. Employee Incentive Plan (the “Plan”). Further, it is understood by the Participant and the Company that it is the expectation of the Company that the Participant will view the grant of such Awards with a long term view of increasing shareholder value and thereby retain the Awards received during the period of employment.

     NOW, THEREFORE, in connection with the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

      1. Definitions; Conflicts. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Plan terms and provisions of which are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan shall govern and control. For the purposes of this Award, the RSU shall have the same meaning as Phantom Stock as described in the Plan.

     2. Purpose of Award Document. The purpose of this Agreement is to grant Restricted Stock Units to the Participant receiving this Award. The Restricted Stock Units that are the subject of this grant will be known as “RSUs”. Each RSU represents the right to future delivery of one share of Stock, subject to Section 9(e) of the Plan.

     3. Award Agreement. This Award Agreement is entered into pursuant to the terms of the Plan, and evidences the grant of a stock-based award in the form of RSUs pursuant to the Plan. By receipt of this Award Agreement, the Participant acknowledges receipt of a copy of the Plan and further agrees to be bound thereby and by the actions of the Committee pursuant to the Plan.

     4. Grant of RSUs. The Participant is granted an award of RSUs in the amount and on the date (the “Date of Grant”) as specified in the Notice of RSU attached to this document.

     5. Term of RSUs. The term of the RSUs shall be longer than ten (10) years from the date of grant provided in the Notice of RSU (the “Date of Grant”), subject to earlier termination as provided in Section 9 hereof.

     6. Shareholder Rights. The Participant will have no rights as a shareholder with respect to the Stock to which this Award relates until the date the Stock is delivered to the Participant. A RSU shall provide the Participant with the right to receive dividend equivalents payable in cash from grant until vesting. Dividend equivalents accrue at the same time and at the same rate as actual dividends paid on Company Stock.

     7. Vesting. Subject to the terms and conditions contained herein, RSUs shall fully vest three years following the Date of Grant. All of the Stock underlying the RSUs will be delivered to the Participant as soon as administratively practicable after the time of vesting. Company Designated Insiders will receive their Stock when there is no designated black out period in effect.

     8. Transferability. RSUs are transferable only upon vesting. RSUs may be transferable, to the extent provided in this Agreement, to any person or entity that would be considered a “family member” of the Participant for purposes of Form S-8 under the U.S. Securities Act of 1933.

      9. Termination. In the event that the Participant ceases to be an employee of PartnerRe Group prior to the vesting of all of the RSUs granted under this Agreement, the following conditions shall apply:

a. Death or Disability. All unvested RSUs shall be forfeited on the date of such termination.

b. Company with Cause, Company without Cause, Employee Termination with Good Reason, Employee Termination without Good Reason (other than for Retirement). All unvested RSUs shall be forfeited on the date of such termination.

c. Retirement. All unvested RSUs shall continue to vest under the original vesting provisions for thirty-six (36) months following the date of termination of employment.

d. Post-termination Covenants. Notwithstanding the provisions of section 9.c. above, the continuation of the vesting period following retirement is contingent upon the Executive’s compliance with the limitations on his business activity, including; (i) refraining from competing in the reinsurance business in the locations where PartnerRe does business, and, (ii) refraining from soliciting employees or customers of PartnerRe to a company that competes in the reinsurance business in the locations where PartnerRe does business, and (iii) disclosing confidential information of PartnerRe (unless legally required to do so); until the sooner of (i) thirty–six months following retirement, or (ii) until all unvested RSUs granted pursuant to this agreement have vested.

e. Retirement. Retirement shall have the following definition under this agreement: a voluntary termination after achieving any of the following age and service combinations:
55 years old with 10 years of service; or
58 years old with 8 years of service; or
60 years old with 5 years of service.

In the event that any of the terms laid down in the Participant’s contract of employment conflict with the provisions of this section, the contract of employment shall prevail. For the avoidance of doubt, this Award shall be treated as an Option for the purposes of treatment on termination.

     10. Entire Agreement. The Plan and this Award Agreement (including the Notice of RSU) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. Any modification of this Award Agreement must be in writing signed by the Company. Decisions of the Committee with respect to the administration and interpretation of the Plan and this Award Agreement will be final, conclusive and binding on all persons.

     11. Data Protection. The Participant hereby acknowledges and agrees that PartnerRe Group may process personal data about the Participant in relation to the RSU award herein. The Participant acknowledges that, in connection with the above and strictly for said purposes, some of this personal data may be transferred internally to other affiliates of the Company and externally to the Company's broker and to Hewlett-Packard Gmbh, in Switzerland, which is responsible for the technical and operational aspects of the Company's human resource systems. The Participant shall have the right to access and rectify personal data maintained by PartnerRe Group.

     The Participant hereby gives his or her explicit consent to PartnerRe Group to transfer or process any such personal and/or sensitive data outside of the country in which he or she is providing services.

     12. Rights or Entitlements. The Participant hereby acknowledges and agrees that this award does not provide any entitlement to any benefit other than that granted under the Plan. The Participant further acknowledges and agrees that any benefits granted under the Plan are not a part of such Participant’s base salary or fees, and will not be considered a part of any pension or severance payments in the event of a termination of the Participant’s employment or service for any reason.

     13. Change in Control. Upon a Change in Control, all RSUs will be subject to Section 12 of the Plan.

     14. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

     15. Governing Law. This Award Agreement will be governed by and construed in accordance with the laws of Bermuda, without regard to conflict of laws.

     16. Headings. Headings are for the convenience of the parties and are not deemed to be part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PARTNERRE LTD.

By:

Name:	Diana Wilson
Title:	Group Human Resources

PARTICIPANT

By:

Name:	<Name>

Notice of Restricted Share
Units

<NAME>	Award Number:	#
PartnerRe Ltd.	Plan:	EIP2
96 Pitts Bay Road	ID:
Pembroke HM08, Bermuda

Effective <date>, you have been granted an award of # RSU’s of PartnerRe Ltd. (the Company) common stock with a fair market value of $ .

The current total value of the award is $
RSU's	Delivery Date

#	<date>

By your signature and the Company's signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s Plan and the Restricted Share Agreement, all of which are attached and made a part of this document.

PartnerRe Ltd.

Wellesley House South, 90 Pitts Bay Road	Telephone	(1 441) 292 0888
Pembroke HM 08, Bermuda	Telefax	(1 441) 296 2250	http://www.partnerre.com